UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2017, XG Sciences, Inc. (the “Company”) received a draw of $1 million (the “Draw”) against that certain draw loan note and agreement dated December 7, 2016 (the “Note”), by and between the Company and The Dow Chemical Company (the “Lender”). In connection with the Draw, the Company issued a warrant to purchase 25,000 shares of the Company’s common stock (the “Warrant”) to the Lender.

Following the Draw, the Company has $4 million of secured debt financing outstanding under the Note and has issued warrants to purchase 100,000 shares of the Company’s common stock to the Lender.

The material terms of the Note and the warrants issued thereunder are included in the Company’s Current Report on Form 8-K filed on December 9, 2016, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 2.03 above. The Warrant was issued to an accredited investor, without a view to distribution, and not through any general solicitation or advertisement. Therefore, the Company’s issuance of the Warrant to the Lender was exempt from registration pursuant to Section 4(a)(2) and/or Regulation D (Rule 506) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	September 27, 2017	By	/s/ Philip L. Rose
Chief Executive Officer